Exhibit 99.1

FOR IMMEDIATE RELEASE
December 10, 2010

Assisted Living Concepts, Inc. Reports the Completion of Restructuring at Scotia Investments Limited

MENOMONEE FALLS, WISCONSIN – Assisted Living Concepts, Inc. (NYSE:ALC) reported that the previously announced reorganization of its largest shareholder, Scotia Investments Limited, has been completed and that the shares of Class A and Class B Common Stock of Assisted Living Concepts, Inc. previously held by Scotia Investments Limited and its subsidiaries have been transferred to a former affiliate of Scotia Investments, Thornridge Holdings Limited. Thornridge, a privately-held limited company existing under the laws of Nova Scotia with its head office in Bedford, Nova Scotia, is wholly owned by private holding companies owned by members of the extended family of Jean Hennigar, a daughter of the late R.A. Jodrey, including her son David J. Hennigar, who is chairman of Assisted Living Concepts, Inc.’s Board of Directors. Prior to the reorganization, Scotia Investments Limited was also owned by members of the R.A. Jodrey family.

On December 6, 2010, Thornridge filed a statement on Schedule 13D with the United States Securities and Exchange Commission reporting that on November 5, 2010 Blomidon Investments Limited, the ultimate parent of Scotia Investments Limited, and three holding companies of Blomidon that owned all of the common shares of Blomidon, including Thornridge, completed a reorganization pursuant to which, among other things, Thornridge acquired all of the shares of Class A Common Stock and Class B Common Stock of Assisted Living Concepts, Inc. previously owned directly or indirectly by Scotia Investments Limited.

“We are pleased that the restructuring of Scotia Investments has resulted in the continued ownership commitment by the Hennigar family,” commented Laurie Bebo, President and Chief Executive Officer. “Based upon their past commitment and their recent Schedule 13D filing, we believe this restructuring of Scotia will have no material impact on ALC and reinforces the support for ALC’s strategic direction.”

About Us

Assisted Living Concepts, Inc. and its subsidiaries operate 211 senior living residences comprising 9,305 units in 20 states. ALC’s senior living residences typically consist of 40 to 60 units and offer residents a supportive, home-like setting and assistance with the activities of daily living. ALC employs approximately 4,100 people.

Forward-looking Statements

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, including management’s expectations about improving occupancy and private pay mix, are forward-looking statements. Forward-looking statements generally include words such as “expect,” “project,” “point toward,” “intend,” “will,” ”indicate,” “anticipate,” “believe,” “estimate,” “plan,” “strategy” or “objective.” Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. In addition to the risks and uncertainties referred to in the release, other risks and uncertainties are contained in ALC’s filings with United States Securities and Exchange Commission and include, but are not limited to, the following: changes in the health care industry in general and the senior housing industry in particular because of governmental and economic influences; changes in general economic conditions, including changes in housing markets, unemployment rates and the availability of credit at reasonable rates; changes in regulations governing the industry and ALC’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against ALC; ALC’s ability to maintain and increase census levels; ALC’s ability to attract and retain qualified personnel; the availability and terms of capital to fund acquisitions and ALC’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on ALC’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information. ALC assumes no obligation to update any forward-looking statement.

For further information, contact:
Assisted Living Concepts, Inc.
John Buono
Sr. Vice President and Chief Financial Officer
Phone: (262) 257-8999
Email: jbuono@alcco.com
Visit ALC’s Website @ www.alcco.com